Exhibit 99.1
July 15, 2009 / Revised August 5, 2009
Dr. Bernd Matthes
3715 Durham Ct.
Bloomfield Hills, MI 48302
Dear Bernd:
This letter will confirm the understanding between BorgWarner Inc. (“BW”) and you regarding the termination of your employment on August 7, 2009. We have agreed (the “Agreement”) as follows:
1.	Effective as of August 7, 2009 you will be relieved of your duties as Vice President, BorgWarner Inc., President and General Manager DualTronic Transmissions China (“BW DTT”) and from all other management, officer or director positions you hold with BW DTT, BW or any divisions, subsidiaries, joint ventures, and/or affiliated companies of either BW DTT, or BW (hereinafter all of the above entities are collectively referred to as the “BW Group”). For the period July 15, 2009 through August 6, 2009 you will be granted a paid leave of absence and shall not be required to report to the Auburn Hills, Michigan offices; however, you understand and agree that during this period of time you will make yourself available to, and will perform, those special assignments I may request of you.

2.	Effective as of August 7, 2009, you will resign from your employment with BW DTT and BW and from any and all management, officer or director positions you hold with BW DTT and BW and any other entity of the BW Group. You agree that such resignation will be irrevocable and will be in the form attached hereto as Exhibit 1. Any public disclosure, whether by you, BW DTT or BW, will reflect that you have elected to resign from your employment with BW DTT and BW effective August 7, 2009.

3.	At the same time you execute this Agreement, you will enter into the Non-Compete, Confidentiality, General Waiver and Release and Covenant Not to Sue Agreement, which document (for which you agree that sufficient consideration is given by the payments and benefits provided to you pursuant to paragraph 4 below) is incorporated as an essential part of this Agreement and attached hereto as Exhibit 2. Accordingly, any reference hereinafter to this Agreement shall also be deemed to be a reference to Exhibit 2.

4.	If you have not revoked this Agreement within a period of seven (7) days from the date of execution, BW will:

Dr. Bernd Matthes
July 15, 2009 / Revised August 5, 2009

a.	on August 31, 2009 pay you a lump sum gross amount of $304,000, less applicable statutory withholding deductions (such amounts shall not be considered as “Compensation” for purposes of the BorgWarner Inc. Retirement Savings Plan (the “RSP”)). You acknowledge, understand and agree that you have no right, and are not entitled to receive any severance or termination payment under any other agreement, BW Group plan, policy or practice;

b.	on January 15, 2010, pay you a lump sum gross amount of $304,000, less applicable statutory withholding deductions (this amount shall not be considered as “Compensation” for purposes of the RSP) as full, final and complete payment for all vacation obligations due and owing you through August 6, 2009 and as partial consideration for the Non-Compete, Confidentiality, General Waiver and Release and Covenant Not to Sue Agreement;

c.	agree to maintain your eligibility to receive the 2009 (paid in 2010) Management Incentive Plan bonus award (the “Bonus Award”). The amount of the Bonus Award, if any, will be 8/12ths of the cash payment that you would have received if your employment had continued for the entire year, and such payment will be made to you at the same time in calendar year 2010 that payment is made, if any, to the other participants in the bonus plan. This amount of such Bonus Award shall not be considered as “Compensation” under the RSP;

d.	agree to maintain your eligibility to receive a prorated payment, if any, under the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan (the “SIP”) for the Performance Share award granted to you for the performance period from January 1, 2007 to December 31, 2009, paid in 2010. The amount of the prorated payment, if any, will be 32/36ths of the payment that you would have received if your employment had continued for the entire performance period, and such payment will be made under the normal terms of the SIP, based on actual performance, paid in 2010. The Performance Shares awarded for the periods of 2008 — 2010 and 2009 — 2011 will be forfeited;

e.	acknowledge that 53,690 of the Stock Options granted to you and vested as of August 7, 2009 will be exercisable by you and that the remaining 9,850 unvested Stock Options and the 18,410.6903 unvested shares of Restricted Stock will be forfeited. Further, this Agreement does not adversely affect any rights you have with respect to stock options which have already vested. You will have three years from August 7, 2009 within which to exercise your vested Stock Options, in accordance with the applicable stock option agreements;

Dr. Bernd Matthes
July 15, 2009 / Revised August 5, 2009

f.	pay to you your vested post-2004 Excess Plan account balance in cash in a single sum in the seventh month following August 7, 2009, less applicable statutory withholding deductions, under the BorgWarner Inc. Retirement Savings Excess Benefit Plan ( the “Excess Plan”);

g.	provide you with executive outplacement services of BW’s choice for up to six (6) months from August 7, 2009, to include reasonable access to office and phone availability while the outplacement services are being provided;

h.	provide you with the opportunity to purchase AS IS the 2008 Cadillac CTS VIN 1G6DF577980143527, which is presently assigned to you for the amount of $25,546, including state, local and other taxes. You agree to notify me prior to August 6, 2009, of your decision with respect to the purchase of said automobile. If you elect to purchase the automobile, the purchase amount must be paid to BW on or before August 15, 2009.

i.	provide you, your spouse and your eligible dependents, pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended (“COBRA”), with all applicable medical, dental and vision coverage from August 7, 2009 to the earlier of February 6, 2011 or the date you become eligible for group health insurance coverage under another employer’s group health plan (provided you, your spouse and your dependents continue to remain eligible for such coverages) by paying the required COBRA group insurance premiums for that period. You understand and agree that if you desire to continue in effect the COBRA medical and prescription insurance coverages and any supplemental group dental and vision coverages in accordance with COBRA provisions beyond the date that BW stops its payment of the COBRA group insurance premiums, you will be required to then make all of the required timely COBRA monthly premium payments;
5.	BW will reimburse you for any company related expense which you incurred prior to July 15, 2009. You understand and agree that (a) no reimbursement will be made to you for any company related expense which you incur on or after July 15, 2009 and (b) that you will return to BW Group in accordance with the instructions you are given all BW Group owned/leased property in your possession, including, but not limited to, cellular telephone, all computer equipment and software, as well as all data, files, records, forms, and other information of whatever kind, either electronic or hard copy, concerning the BW Group.

6.	You understand and agree that the payments and benefits provided hereunder by BW are in consideration of the agreements and covenants contained in this Agreement (the term “agreements and covenants” as used in this Agreement shall include the Non-Compete, Confidentiality, General Waiver and Release and Covenant Not to Sue Agreement); that you waive and release all rights to any further bonus, severance or termination payments

Dr. Bernd Matthes
July 15, 2009 / Revised August 5, 2009

under any BW Group plan, policy, program, agreement, guidelines, practice or understanding of any kind, whether written or oral; that each such agreement and covenant is of the essence of this Agreement; that each such agreement and covenant is reasonable and necessary to protect and preserve the interests and properties of the BW Group; that irreparable loss and damage will be suffered by the BW Group should you breach any of such agreements and covenants; that each such agreement and covenant is separate, distinct and severable not only from the other of such agreements and covenants but also from the other and remaining provisions of this Agreement; that the unenforceability of any such agreement or covenant shall not affect the validity or enforceability of any other such agreement or covenant or any other provision or provisions; and that, in addition to any other remedies available to it, BW shall be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by you of any of such agreement or covenant.

7.	In the event that either party fails to honor any of the agreements or covenants set forth in this Agreement, such party shall reimburse the other for any and all expenses, including reasonable attorney’s fees, incurred in successfully enforcing such agreement or covenant. Further, for a maximum of five (5) years from August 7, 2009, in the event of a breach of any of the agreements or covenants set forth in this Agreement, the running of the applicable Statute of Limitations shall be tolled during the continuation of any such breach.

8.	You agree to cooperate in the development and execution of pending corporate documents that pertain to actions for the period you were employed. Further, if requested by the BW Group, and without additional consideration except as set forth in the following sentence, you will make yourself available, for a period of three (3) years from August 7, 2009, to cooperate with the defense or prosecution of any claims filed by or against the BW Group and will furnish your testimony if required by subpoena or when deemed reasonable and necessary by counsel for the BW Group, provided such times are scheduled so as not to interfere with the performance of your duties for another employer. BW will pay you a daily witness fee of $250.00 for any day during which the cooperation services you provide pursuant to this paragraph exceeds two (2) hours per day; provided, however, that should you be required to provide such services for more than twenty (20) days (two (2) or more hours of service per day) during a calendar year, then BW shall pay you a fee of $500.00 for each day such services (in excess of two (2) hours per day) exceed the twentieth (20th) day of services for that calendar year. BW will, within thirty (30) days of receipt of a statement of expenses and/or documentation of all time incurred, reimburse you for all of your out-of-pocket expenses reasonably incurred by you pursuant to this paragraph, including travel, transportation, lodging and meals as well as related miscellaneous costs if such travel is requested of you by BW.

9.	BW agrees to continue to cover you as an Insured Person under the directors and officers executive liability policy that BW has in force for claims made against you for the period of your employment as a Managing Director of all of the BW Group companies. BW will indemnify and hold you harmless from any and all claims, actions, demands, causes

Dr. Bernd Matthes
July 15, 2009 / Revised August 5, 2009

of action, attorneys’ fees and costs of any claims filed against you arising out of your employment with the BW Group. BW hereby releases you from any claims, actions, demands, and causes of action in connection with your employment with the BW Group.

10.	BW Group by way of Tim Manganello, Angela D’Aversa and John Sanderson, agree that they will not make any disparaging, false or misleading remarks regarding you and/or your employment with the BW Group, nor will they take any other action that could reasonably be anticipated to cause damage to your reputation.

11.	The existence of any claim, demand, action or cause of action by either party against the other, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of any rights under this Agreement.

12.	This Agreement may be amended only upon the written authorization of both parties. No action will constitute a waiver of any right unless such waiver is in writing and signed by the waiving party.

13.	Any notice pursuant to this Agreement shall be sent by registered or certified mail return receipt requested, addressed:
To:	BorgWarner Inc. Attn: Timothy M. Manganello Chairman and Chief Executive Officer 3850 Hamlin Road Auburn Hills, MI 48326-2872

cc:	BorgWarner Inc. Attn: General Counsel 3850 Hamlin Road Auburn Hills, MI 48326-2872

To:	Dr. Bernd Matthes 3715 Durham Ct. Bloomfield Hills, MI 48302
14.	This Agreement is to be performed and construed in accordance with the laws of the State of Michigan.

15.	You represent that you received this Agreement on July 15, 2009; revised on August 5, 2009; that you were advised to seek information and guidance from such persons as you deem appropriate, including, but not limited to, an attorney-at-law, regarding the content and effect of each provision of this Agreement; that you were informed that you have until August 6, 2009 to consider execution of this Agreement; and that if such Agreement is not executed on or before August 6, 2009 it will be deemed rejected by you on such

Dr. Bernd Matthes
July 15, 2009 / Revised August 5, 2009

date. Further, you understand that if you execute this Agreement, you may revoke it by written notice to BW within a period of seven (7) days from the date of execution.

16.	If you do not execute this Agreement on or before August 6, 2009 or if you revoke it within the period of seven (7) days from the date of execution, your employment and all positions (officer and/or director) that you hold with any and all entities of the BW Group will be terminated on August 7, 2009.

17.	In the event of your death, BW agrees to continue to abide by the terms of this Agreement and BW will make any remaining unpaid payments due to you under this Agreement to your estate as documented to BW by your trust and will documents and in accordance with the payment dates set forth in this Agreement. However, this provision does not supersede the language and requirements of any Employee Benefit Plan or the SIP.

18.	You acknowledge that neither BW nor any other person or entity of the BW Group have made any representation to you which has not been expressly stated in this Agreement and that there are no other understandings or agreements between you and the BW Group.

19.	You acknowledge that you have voluntarily entered into this Agreement with full knowledge of its benefits and requirements, and agree that this Agreement is binding upon your heirs, legal representatives and assigns, executors and administrators.
If this letter accurately sets forth our agreement, please execute the original and one copy and return them to me.

Accepted:	BorgWarner Inc.
By:
Dr. Bernd Matthes		Timothy M. Manganello
Chairman and Chief Executive Officer

Date:

EXHIBIT 1
Mr. Timothy M. Manganello
Chairman and Chief Executive Officer
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, MI 48326-2872
Dear Tim:
     Pursuant to paragraph 2 of the Agreement between BorgWarner Inc. (“BW”) and me dated July 15, 2009, and revised on August 5, 2009 effective as of August 7, 2009, I hereby resign my employment with BorgWarner Inc., (“BW”), BorgWarner DualTronic Transmissions China (“BW DTT”) and any and all management, officer and/or director positions I hold with, BW or any divisions, subsidiaries, joint ventures, and/or affiliated companies of either BW DTT or BW (all of the above entities are collectively the “BW Group”).

Very truly yours,
Dr. Bernd Matthes

Date: ___________________

EXHIBIT 2
NON-COMPETE, CONFIDENTIALITY, GENERAL WAIVER AND
RELEASE AND COVENANT NOT TO SUE AGREEMENT
In consideration of the actions, benefits and payments to be provided to me, pursuant to the Agreement between the undersigned and BorgWarner Inc. (“BW”) dated July 15, 2009, and revised on August 5, 2009 (the “Agreement”) of which this Exhibit 2 is an essential part thereof, I agree:
A.	For a period of eighteen (18) months from August 7, 2009, I will not (i) directly or indirectly engage in or become interested as a principal, partner, stockholder (other than stock acquired for investment purposes in open market transactions), director, officer, employee or consultant of Luk, ZF and ZF Sachs, GETRAG and GFT, Dynax, Fiat Powertrain, or any division, subsidiary, joint venture, affiliate or parent corporation of any of such entity, unless such interest is approved in writing by BW, or (ii) directly persuade or attempt to persuade anyone who is an officer, employee, or agent of (a) BW, (b) BorgWarner DualTronic Transmissions China (“BW DTT”) or (c) any divisions, subsidiaries, joint ventures, and/or affiliated companies of either BW or BW DTT (hereinafter all of the above entities named in this subparagraph (ii) are collectively referred to as the “BW Group”) to seek or accept employment with any entity other than within the BW Group.

B.	For a period of two (2) years from August 7, 2009, I will not (i) disclose or divulge to anyone any information about the BW Group and their customers, products, technology, and services which are not available to the general public, including without limitation, financial information, marketing information, computer technology information and processes, customer lists, customer servicing requirements, price lists, material cost information, organizational information, information relating to employment policies, compensation, benefit plans, and work related personnel data, and any other data, formulae, specifications, proprietary (whether patented or not) knowledge or information relating to manufacturing methods, research projects, plans for future developments, trade secrets, inventions, prototypes, or processes owned and developed and used in the course of any of the BW Group’s businesses (herein collectively referred to as “Confidential Information”), or (ii) directly or indirectly make use of any Confidential Information. However, BW Group agrees that this confidentiality provision will not apply to the extent that I disclose my own compensation information and information concerning my employee benefit plans to my attorneys, accountants and financial advisors for the purpose of receiving advice concerning the compensation and benefits that I have received and will receive at a future date from the BW Group. Further, BW Group agrees that I may disclose my own compensation and employee benefit information to any potential employer. Furthermore, this provision will not apply should I be required to provide Confidential Information pursuant to a subpoena or court order, and I agree to immediately notify BW Group in the event that I receive a subpoena or court order in order to allow BW Group the opportunity to object to the disclosure of the Confidential Information. BW Group also agrees that I may disclose the terms and existence of my confidentiality and non-competition obligations under the Agreement to a subsequent employer or potential employer.

C.	To waive, release and forever discharge the BW Group and the present, former and future employees, officers, directors, agents, successor and assigns of the BW Group (hereinafter collectively referred to as the “Released Parties”) from any and all matters, claims, actions, demands, causes of actions, attorneys fees and costs, debts, accounts, obligations, or liabilities, of every nature and kind whatsoever in law, equity, tort or contract, whether liquidated or unliquidated whether now known or unknown (by way of illustration, but without limitation, any and all claims arising under the laws of The United States and /or the State of Michigan as set forth in Appendix A) against the Released Parties, arising out of my employment with the BW Group and termination there from, that I now have or may have at any time prior to or at the time of my resignation (the “Released Claims”); provided however, that nothing herein shall release any claim that I may have against the BW Group for failing to perform its obligations under the Agreement (including without limitation the payments to be made pursuant to the qualified and non-qualified plans listed in Section 4 of the Agreement) or my rights to receive a distribution under the BorgWarner Inc. Retirement Savings Plan. The Released Claims include any claim to rescind the Agreement or this Non-Compete, Confidentiality, General Waiver and Release and Covenant Not to Sue Agreement, once the seven (7) day revocation period of paragraph 15 of the Agreement has expired.

D.	To covenant not to sue the Released Parties pursuant to any provision of the United States Code (specifically including, but not limited to, any and all rights created by or under the Age Discrimination in Employment Act as amended), any state law, or any other cause or action whatsoever in law, equity, tort, or contract with respect to any and all of the Released Claims or to voluntarily participate in any other such cause or action against the Released Parties.

E.	That I will not make any disparaging, false or misleading remarks regarding the BW Group or any of its products, employees, subsidiaries, joint ventures, or services, nor will I take any other action that could reasonably be anticipated to cause damage to the reputation or goodwill of the BW Group.

F.	That all of the obligations I have undertaken in this Non-Compete, Confidentiality, General Waiver And Release And Covenant Not To Sue Agreement will be binding upon my heirs, legal representatives and assigns, executors and administrators.

G.	That this Non-Compete, Confidentiality, General Waiver And Release And Covenant Not To Sue Agreement are freely and voluntarily executed, that I have had adequate time to consider this matter, obtain such information and guidance from others as I desire, and that no promise, inducement, or agreement not set forth herein has been made to me.

H.	I understand that this Non-Compete, Confidentiality, General Waiver And Release And Covenant Not To Sue Agreement creates certain obligations on my part and waives and releases certain rights I may have; therefore, I have been advised to consult an attorney before I sign this document.

I.	I acknowledge that I have read this entire Agreement, that I have had the opportunity to consult with counsel, and that I understand all of the terms and knowingly and voluntarily enter into this Agreement. I am receiving valuable consideration to which I am not otherwise entitled. I am waiving and releasing claims against Released Parties that exist as of the date of my execution of this Agreement. I further acknowledge that I have been afforded twenty-one (21) days to consider this Agreement, have been advised to seek review of this Agreement by an attorney and that I have seven (7) days after execution to revoke the Agreement.
IN WITNESS WHEREOF, I willingly accept and agree to this Non-Compete, Confidentiality, General Waiver And Release And Covenant Not To Sue Agreement by executing such this ______ day of _______________, 2009.

Dr. Bernd Matthes

APPENDIX A
SCOPE OF RELEASE
The list set forth below is a representative sample of the types of claims being released but is not intended to be a complete list.
Federal Law: Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the Age Discrimination in Employment Act of 1967 (age); the Older Worker Benefit Protection Act (“OWBPA”) (age); the Vocational Rehabilitation Act of 1973 (handicap); 42 U.S.C.S1981, 1986 and 1988 (race); the Employee Retirement Income Security Act (ERISA) (pension and employee benefits); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986 (immigration); Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 1141 (age), Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); S301 of the Labor Management Relations Act, 29 U.S.C.S185 et. seq. (suits for breach of a Collective Bargaining Agreement); the Fair Labor Standards Act (minimum wage and overtime pay); the Labor Management Relations Act (rights protected by the National Labor Relations Board); the Occupational Safety and Health Act (safety matters) and Federal Common Law.
Michigan Law: The Elliot-Larsen Civil Rights Act (race, color, religion, national origin, age, sex, marital status, height and weight); the Michigan Handicappers’ Civil Rights Act (handicap); the Michigan Wage Payment Act (MCLA S408.471) (wages and benefits); the Polygraph Protection Act of 1981 (restrictions on the use of polygraphs); the Bullard-Plawecki Employee Right to Know Act (personnel record information); the common law of the State of Michigan; workers’ compensation; tort; breach or express or implied employment contract; wrongful discharge; workers’ compensation retaliation; tortious interference with contractual relations and loss of consortium.
Notice: Questions regarding the scope of this Release should be clarified with advice of an attorney.